Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

1. Equity Marketing Hong Kong, Ltd., a Delaware corporation (“EMHK”)

2. Corinthian Marketing, Inc., a Delaware corporation

3. Logistix Limited, a United Kingdom corporation (“Logistix”) (a subsidiary of EMAK Europe)

4. Johnson Grossfield, Inc., a Delaware corporation

5. Equity Marketing, Inc., a Delaware corporation

6. Upshot, Inc., a Delaware corporation

7. SCI Promotion, Inc., a Delaware corporation

8. Logistix, Inc., a Delaware corporation

9. Pop Rocket, Inc., a Delaware corporation

10. EMAK Worldwide Service Corp., a Delaware corporation

11. EMAK Europe Holdings Limited, a United Kingdom corporation (“EMAK Europe”)

12. EMAK Europe Services Limited, a United Kingdom corporation (a subsidiary of EMAK Europe)

13. EMAK Hong Kong Limited, a Hong Kong company (a subsidiary of EMHK)

14. EMAK China Limited, a Hong Kong company (a subsidiary of EMHK)

15. Virtual Video Company Limited, a United Kingdom company (a subsidiary of Logistix)

16. EMAK Asia Holding Company Limited, a Hong Kong company (a subsidiary of EMHK)

17. Megaprint Group Limited, a United Kingdom company (“MGL”)(a subsidiary of EMAK Europe)

18. Megaprint Limited, a United Kingdom company (a subsidiary of MGL)

19. Megapromotions (U.K.) Limited, a United Kingdom company (a subsidiary of MGL)

20. Megapromotions Beheer BV, a Dutch company (“MBBV”)(a subsidiary of MGL)

21. Megapromotions BV, a Dutch company (a subsidiary of MBBV)

22. Mint Holland BV, a Dutch company (a subsidiary of MBBV)

23. Megapromotions GmbH, a German company (a subsidiary of MBBV)

24. Promomega EURL, a French company (a subsidiary of MBBV)

25. Megapromotions Asia, Ltd., a Hong Kong company (a subsidiary of MGL)

26. Prodesign Marketing Limited, a Northern Ireland company (a subsidiary of EMAK Europe)